Exhibit 32.1

SECTION 906 CERTIFICATION

I, Michael Brandofino, Chief Executive Officer of Glowpoint, Inc., a Delaware corporation (the "Company"), do hereby certify, in accordance with 18 U.S.C. Section 1350, as created pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1)

The accompanying Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2)

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2008	By:	/s/ MICHAEL BRANDOFINO
Michael Brandofino
Chief Executive Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Glowpoint, Inc. and will be retained by Glowpoint, Inc. and furnished to the Securities and Exchange Commission or its staff upon request